UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2026

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2026, AquaBounty Technologies, Inc. (the “Company”) entered into securities exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s outstanding senior notes, pursuant to which an aggregate of $4,000,000 of principal amount plus $315,616.44 of accrued and unpaid interest was exchanged for an aggregate of 236,367 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which are convertible into up to 4,727,371 shares of the Company’s common stock (the “Common Stock”) in a private placement (the “Note Exchange”).

On April 7, 2026, the Company also entered into a preferred stock purchase agreement (the “Purchase Agreement”) with a certain purchaser, pursuant to which the Company issued and sold 27,386 shares of Series A Preferred Stock, which are convertible into up to 547,705 shares of Common Stock, for aggregate cash consideration of $500,000 in a private placement (the “Preferred Placement” and, together with the Note Exchange, the “Offering”).

In connection with the Offering, on April 7, 2026, the Company entered into a placement agency agreement with Univest Securities, LLC (“Univest”) to serve as the placement agent for the Offering (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay Univest a fee equal to 7.0% of the gross proceeds received from the sale of the Series A Preferred Stock for $500,000 in the Preferred Placement.

The Exchange Agreements, the Purchase Agreement and the Placement Agency Agreement closed on April 7, 2026.

The Series A Preferred Stock was designated pursuant to a Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on April 7, 2026 (the “Certificate of Designations”).

The foregoing descriptions of the Exchange Agreements, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Exchange Agreement, the form of Preferred Stock Purchase Agreement, and the Placement Agency Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Series A Preferred Stock pursuant to the Exchange Agreement and the Purchase Agreement described in Item 1.01 above were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The shares of Series A Preferred Stock were offered and sold in transactions not involving any form of general solicitation or advertising, and the recipients represented that they were accredited investors acquiring the securities for investment purposes.

The Series A Preferred Stock and any shares of the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold absent subsequent registration or an applicable exemption from registration.

The disclosure set forth under Items 1.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

In connection with the transactions described in Item 1.01, on April 7, 2026, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences and privileges of the Series A Preferred Stock.

The following is a summary of the material terms of the Series A Preferred Stock:

Ranking. The Series A Preferred Stock ranks senior to the Company’s common stock and all other junior equity securities with respect to dividends and distributions upon liquidation, dissolution or winding up.

Dividends. Dividends will accrue on each share of Series A Preferred Stock at the rate of 18.0% per annum on a quarterly basis in arrears, calculated solely on the Liquidation Value (as defined below). Dividends are payable in cash when declared on a bi-annual schedule (the last day of October and April), and the Board may permit dividends to accumulate rather than be paid on a Dividend Payment Date, subject to applicable law and exchange rules. No dividends (including accrued or accumulated dividends) may be payable or settleable in shares of common stock unless such issuance is permitted under applicable exchange rules.

Partial dividend payments. If the Company pays less than the full amount of accrued and accumulated dividends, the amount paid must be distributed pro rata among holders based on the accrued and accumulated but unpaid dividends on the shares held by each holder.

Liquidation preference / Change of Control. Upon any liquidation, dissolution or winding up, holders of Seres A Preferred Stock are entitled to receive, before any distribution to junior securities, at the holder’s election, either (i) cash or (ii) non-cash consideration valued at fair market value as determined by the board in good faith, in each case equal to the aggregate Liquidation Value plus all unpaid accrued and accumulated dividends (whether or not declared). A change of control is treated as a liquidation and triggers the same preference. The Series A Preferred Stock is non-participating.

Liquidation Value. The Liquidation Value per share is $18.2580, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions affecting the Series A Preferred Stock.

Voting. Each share of Series A Preferred Stock votes together with the Common Stock as a single class on all matters submitted to stockholders, with each share having a number of votes equal to the number of shares of common stock into which it is then convertible (as of the applicable record date).

Protective provisions. Without the prior written consent of holders of at least two-thirds of the outstanding Series A Preferred Stock voting as a separate class, the Company may not, among other things, authorize any security senior to the Series A Preferred Stock, make certain charter/bylaw/Series A Preferred Stock amendments, or redeem/repurchase or pay dividends/distributions on capital stock, subject to the exceptions stated in the Certificate of Designations.

Conversion. Shares of Series A Preferred Stock are convertible at any time at the holder’s election into shares of common stock based on the applicable Liquidation Value. In addition, subject to compliance with applicable exchange rules, the Company’s Board of Directors may elect to convert accrued and unpaid dividends into shares of Common Stock based on the applicable Liquidation Value.

Redemption. After the closing of a debt or equity financing resulting in proceeds to the Company in excess of $20,000,000, holders representing at least a two-thirds “Supermajority Interest” may require the Company to redeem all (but not less than all) outstanding shares for a per-share price equal to the applicable Liquidation Value plus all unpaid accrued and accumulated dividends (whether or not declared), subject to legally available funds. The redemption must occur within 90 days after the Company receives the election notice, and each holder may instead elect to convert its shares before the conversion election deadline specified in the redemption notice.

Insufficient funds / nonpayment. If the Company lacks legally available funds on the redemption date, it must redeem the maximum number of shares it can redeem pro rata among holders and use later-available funds to redeem the remainder. If the Company does not pay the full redemption price when due, the unpaid amount bears interest at 18.0% per annum, and the unredeemed shares remain outstanding with continuing rights as provided in the Certificate of Designations.

Breach remedies. Specified events constitute a “Series A Preferred Stock Breach,” including failure to pay dividends when due, failure to make redemption or liquidation payments when due, breach of the protective provisions, and certain bankruptcy/insolvency events. During a continuing breach, the dividend rate increases by 3.0% per annum until cured, and upon certain bankruptcy/insolvency events all outstanding shares become subject to automatic redemption for the Series A redemption price to the extent permitted by law.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations of Series A Convertible Preferred Stock
10.1*	Form of Securities Exchange Agreement dated April 7, 2026
10.2*	Form of Preferred Stock Purchase Agreement dated April 7, 2026
10.3	Placement Agency Agreement, dated April 7, 2026 between the Company and Univest Securities, LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: April 8, 2026	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer